[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
Technology Portfolio

10f-3 TRANSACTIONS FOR THE PERIOD JULY 1,1999 THROUGH AUGUST 31,1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group From                   08/31/99
Commerce One Inc.         07/01/99 1,500    0.00%    $21.00   59,000     3,300   1.79%    CS First Boston        0
Liquid Audio Inc.         07/08/99 1,000    0.00%    $15.00   32,000     4,200   0.76%    Lehman Brothers        0
National Information      07/15/99 5,400    0.00%    $12.00   211,500    13,000  1.63%    Lewco Securities       0
Engage Technologies, Inc. 07/19/99 1,600    0.00%    $15.00   63,000     6,000   1.05%    Goldman Sachs          0
Insweb Corp.              07/22/99 1,800    0.00%    $17.00   72,800     5,000   1.46%    Goldman Sachs          0
Focal Communications Corp.07/27/99 6,000    0.00%    $13.00   235,600    9,950   2.37%    Salomon Smith Barney   0
Leberate Technologies     07/27/99 1,800    0.00%    $16.00   70,700     6,250   1.13%    CS First Boston        0
Digex Inc.                07/29/99 3,500    0.00%    $17.00   135,600    10,000  1.36%    Bear Stearns           0
Net2Phone, Inc.           07/29/99 1,100    0.00%    $15.00   41,900     5,400   0.78%    Lewco Securities       0
1-800 Flowres.com, Inc.   08/02/99 800      0.00%    $21.00   33,700     6,000   0.56%    Goldman Sachs          0
Homestore.com             08/04/99 4,300    0.00%    $20.00   157,400    7,000   2.25%    Morgan Stanley         4,300
Agile Software Corp.      08/19/99 300      0.00%    $21.00   13,000     3,000   0.43%    Morgan Stanley         0

10f-3 TRANSACTIONS FOR THE PERIOD OF SEPTEMBER 1,1999 THROUGH NOVEMBER 30,1999
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bOffered Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              11/30/99
Trintech Group PLC        09/23/99 1,400    0.00%    $11.55   47,300     5,800   0.82%    DB Clearing Services   0
Foundry Networks          09/28/99 2,200    0.00%    $25.00   83,500     5,000   1.67%    DB Clearing Services   0
DII Group, Inc.           09/29/99 19,400   0.00%    $33.00   669,800    6,000   11.16%   Salomon Smith Barney   21,600
Internap Network Services 09/29/99 3,000    0.00%    $20.00   112,200    8,700   1.29%    Morgan Stanley         0
Telemate.Net Software, Inc09/29/99 700      0.00%    $14.00   23,700     3,500   0.68%    Soundview Technology   0
Illuminet Holdings, Inc.  10/07/99 700      0.00%    $19.00   22,500     3,900   0.58%    Morgan Stanley         0
Crossroads Systems        10/19/99 300      0.00%    $18.00   9,500      3,500   0.27%    SG Cowen Securities    0
Aether Systems Inc.       10/20/99 2,400    0.00%    $16.00   89,400     6,000   1.49%    Merrill Lynch          0
MCK Communications        10/22/99 800      0.00%    $16.00   23,300     3,400   0.69%    BancBoston Robertson   0
Flextronics International 10/25/99 32,400   0.00%    $67.69   903,600    5,000   18.07%   Banc America Securities0
Predictive Systems, Inc.  10/27/99 900      0.00%    $18.00   31,300     4,000   0.78%    BancBoston Robertson   0
Expedia, Inc.             11/09/99 1,200    0.00%    $14.00   8,300      5,200   0.16%    Goldman Sachs          0
IXL Enterprises, Inc.     11/18/99 15,000   0.00%    $37.00   378,200    7,000   5.40%    Merrill Lynch          22,200
Exactis.com               11/19/99 1,500    0.00%    $14.00   7,900      3,800   0.21%    Thomas Weisel Partners 0
Mediaplex                 11/19/99 4,300    0.00%    $12.00   21,400     6,000   0.36%    Lehman Brothers        0
Metasolv Software         11/19/99 3,400    0.00%    $19.00   18,300     5,000   0.37%    Morgan Stanley         0
Deltathree.com            11/22/99 2,700    0.00%    $15.00   13,800     6,000   0.23%    Lehman Brothers        0
The Management Network Gro11/23/99 3,900    0.00%    $17.00   20,000     4,615   0.43%    Lewco Securities       0
Smarterkids.com           11/23/99 600      0.00%    $14.00   3,100      4,500   0.07%    Lewco Securities       0

10f-3 TRANSACTIONS FOR THE PERIOD OF DECEMBER 1,1999 THROUGH DECEMBER 31,1999
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bOffered Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              12/31/99
Freemarkets, Inc.         12/09/99 2,800    0.00%    $48.00   17,500     3,600   0.49%    Morgan Stanley         2,800
Harris Interactive, Inc.  12/06/99 1,900    0.00%    $14.00   9,800      5,800   0.17%    Lehman Brothers        0
Tritel, Inc.              12/13/99 3,800    0.00%    $18.00   23,000     9,375   0.25%    Goldman Sachs          0
Xpedior, Inc.             12/16/09 1,500    0.00%    $19.00   7,000      8,535   0.08%    JP Morgan Securities   0

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.